                                                                     EXHIBIT 4.3

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                          REGISTRATION RIGHTS AGREEMENT

                          Dated as of December 23, 2004

                                      Among

                         COOPER-STANDARD AUTOMOTIVE INC.

                                       and

                           THE GUARANTORS NAMED HEREIN

                                   as Issuers,

                                       and

                         DEUTSCHE BANK SECURITIES INC.,
                              LEHMAN BROTHERS INC.
                              GOLDMAN, SACHS & CO.
                               UBS SECURITIES LLC
                           BNP PARIBAS SECURITES CORP.
                            SCOTIA CAPITAL (USA) INC.

                              as Initial Purchasers

                            7% Senior Notes due 2012

                                TABLE OF CONTENTS

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                                       -i-

                          REGISTRATION RIGHTS AGREEMENT

          This Registration Rights Agreement (this "Agreement") is dated as of
December 23, 2004, among COOPER-STANDARD AUTOMOTIVE INC., an Ohio corporation (the "Company"), CSA Acquisition Corp. ("Holdings"), the
subsidiaries of the Company listed on the signature pages hereto
(collectively, and together with Holdings and any entity that in the future executes a supplemental indenture pursuant to which such entity agrees to guarantee the Notes (as hereinafter defined), the "Guarantors," and together with the Company, the "Issuers") and DEUTSCHE BANK SECURITIES
INC., LEHMAN BROTHERS INC., GOLDMAN, SACHS & CO., UBS SECURITIES LLC, BNP
PARIBAS SECURITES CORP. and SCOTIA CAPITAL (USA) INC. as initial purchasers (the
"Initial Purchasers").

          This Agreement is entered into in connection with the Purchase
Agreement by and between Holdings and the Initial Purchasers, dated as of
December 16, 2004 (the "Purchase Agreement"), as amended by the Joinder
Agreement, dated as of December 23, 2004, by and among the Issuers which provides for, among other things, the sale by the Company to the Initial
Purchasers of $200,000,000 aggregate principal amount of the Company's 7%
Senior Notes due 2012 (the "Notes") guaranteed on an unsecured senior basis by the Guarantors (the "Guarantees"). References herein to the "Securities" refer to the Notes and the Guarantees collectively. In order to induce the Initial
Purchasers (including the Market-Maker) to enter into the Purchase Agreement, the Issuers have agreed to provide the registration rights set forth in this
Agreement for the benefit of the Initial Purchasers and any subsequent holder or holders of the Securities. The execution and delivery of this Agreement is a condition to the Initial Purchasers' obligations under the Purchase Agreement.

          The parties hereby agree as follows:

     1.   Definitions

          As used in this Agreement, the following terms shall have the following meanings:

          Additional Interest: See Section 5(a) hereof.

          Advice: See the last paragraph of Section 6 hereof.

          Agreement: See the introductory paragraphs hereto.

          Applicable Period: See Section 2(b) hereof.

          Business Day: Any day that is not a Saturday, Sunday or a day on which commercial banking institutions in New York are authorized or required by law to be closed.

                                       -2-

          Company: See the introductory paragraphs hereto.

          Effectiveness Date: With respect to any Shelf Registration Statement, the 90th day after the Filing Date with respect thereto; provided, however, that if the Effectiveness Date would otherwise fall on a day that is not a Business
Day, then the Effectiveness Date shall be the next succeeding Business Day.

          Effectiveness Period: See Section 3(a) hereof.

          Event Date: See Section 5(b) hereof.

          Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

          Exchange Notes: See Section 2(a) hereof.

          Exchange Offer: See Section 2(a) hereof.

          Exchange Offer Registration Statement: See Section 2(a) hereof.

          Exchange Securities: See Section 2(a) hereof.

          Filing Date: The 90th day after the delivery of a Shelf Notice as required pursuant to Section 2(c) hereof; provided, however, that if the Filing
Date would otherwise fall on a day that is not a Business Day, then the Filing
Date shall be the next succeeding Business Day.

          Guarantees: See the introductory paragraphs hereto.

          Guarantors: See the introductory paragraphs hereto.

          Holder: Any holder of a Registrable Security or Registrable
Securities.

          Holdings: See the introductory paragraphs hereto.

          Indenture: The Indenture, dated as of December 23, 2004, by and among the Company, the Guarantors, and Wilmington Trust Company, as Trustee, pursuant to which the Securities are being issued, as amended or supplemented from time to time in accordance with the terms thereof.

          Information: See Section 6(o) hereof.

          Initial Purchasers: See the introductory paragraphs hereto.

                                       -3-

          Initial Shelf Registration: See Section 3(a) hereof.

          Inspectors: See Section 6(o) hereof.

          Issue Date: December 23, 2004, the date of original issuance of the
Notes.

          Issuers: See the introductory paragraphs hereto.

          Market-Maker: See Section 4(a) hereof.

          Market-Maker's Information: See Section 4(d) hereof.

          Market-Making Registration: See Section 4(a)(i) hereof.

          Market-Making Registration Statement: See Section 4(a)(i) hereof.

          NASD: See Section 6(s) hereof.

          New Guarantees: See Section 2(a) hereof.

          Notes: See the introductory paragraphs hereto.

          Participant: See Section 8(a) hereof.

          Participating Broker-Dealer: See Section 2(b) hereof.

          Person: An individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm or other legal entity.

          Private Exchange: See Section 2(b) hereof.

          Private Exchange Notes: See Section 2(b) hereof.

          Prospectus: The prospectus included in any Registration Statement
(including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act and any term sheet filed pursuant to Rule 434 under the
Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

          Purchase Agreement: See the introductory paragraphs hereof.

                                       -4-

          Records: See Section 6(o) hereof.

          Registration Default: See Section 5(a) hereof.

          Registrable Securities: Each Security upon its original issuance and at all times subsequent thereto, each Exchange Security as to which Section
2(c)(iv) hereof is applicable upon original issuance and at all times subsequent thereto and each Private Exchange Note (and the related Guarantees) upon original issuance thereof and at all times subsequent thereto, until, in each case, the earliest to occur of (i) a Registration Statement (other than, with respect to any Exchange Securities as to which Section 2(c)(iv) hereof is applicable, the Exchange Offer Registration Statement) covering such Security,
Exchange Security or Private Exchange Note (and the related Guarantees) has been declared effective by the SEC and such Security, Exchange Security or such
Private Exchange Note (and the related Guarantees), as the case may be, has been disposed of in accordance with such effective Registration Statement, (ii) such
Security has been exchanged pursuant to the Exchange Offer for an Exchange
Security or Exchange Securities that may be resold without restriction under state and federal securities laws, (iii) such Security, Exchange Security or
Private Exchange Note (and the related Guarantees), as the case may be, ceases to be outstanding for purposes of the Indenture or (iv) such Security, Exchange
Security or Private Exchange Note (and the related Guarantees), as the case may be, may be resold without restriction pursuant to Rule 144(k) (as amended or replaced) under the Securities Act.

          Registration Statement: Any registration statement of the Company that covers any of the Securities, the Exchange Securities or the Private Exchange
Notes (and the related Guarantees) filed with the SEC under the Securities Act, including, in each case, the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

          Rule 144: Rule 144 under the Securities Act.

          Rule 144A: Rule 144A under the Securities Act.

          Rule 405: Rule 405 under the Securities Act.

          Rule 415: Rule 415 under the Securities Act.

          Rule 424: Rule 424 under the Securities Act.

          SEC: The U.S. Securities and Exchange Commission.

          Securities: See the introductory paragraphs hereto.

                                       -5-

          Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

          Shelf Notice: See Section 2(c) hereof.

          Shelf Registration: See Section 3(b) hereof.

          Shelf Registration Statement: Any Registration Statement relating to a
Shelf Registration.

          Shelf Suspension Period: See Section 3(a) hereof.

          Subsequent Shelf Registration: See Section 3(b) hereof.

          TIA: The Trust Indenture Act of 1939, as amended.

          Trustee: The trustee under the Indenture and the trustee (if any)
under any indenture governing the Securities, Exchange Securities and Private
Exchange Notes (and the related Guarantees).

          Underwritten registration or underwritten offering: A registration in which securities of the Company is sold to an underwriter for reoffering to the public.

          Except as otherwise specifically provided, all references in this
Agreement to acts, laws, statutes, rules, regulations, releases, forms, no-action letters and other regulatory requirements (collectively, "Regulatory
Requirements") shall be deemed to refer also to any amendments thereto and all subsequent Regulatory Requirements adopted as a replacement thereto having substantially the same effect therewith; provided that Rule 144 shall not be deemed to amend or replace Rule 144A.

     2.   Exchange Offer

          (a) Unless the Exchange Offer would violate applicable law or any applicable interpretation of the staff of the SEC, the Issuers shall use their reasonable best efforts to file with the SEC a Registration Statement (the
"Exchange Offer Registration Statement") on an appropriate registration form with respect to a registered offer (the "Exchange Offer") to exchange any and all of the Registrable Securities for a like aggregate principal amount of debt securities of the Company (the "Exchange Notes"), guaranteed on an unsecured senior basis by the Guarantors (the "New Guarantees" and together with the
Exchange Notes, the "Exchange Securities"), that are identical in all material respects to the Notes, except that (i) the Exchange Notes shall contain no restrictive legend thereon, (ii) interest thereon shall accrue from the last date on which interest was paid on the Notes or, if no such interest has been paid, from the Issue Date and (iii) which are entitled to the benefits of the
Indenture or a trust indenture which is identical in all material respects to the Indenture (other than such

                                       -6-

changes to the Indenture or any such identical trust indenture as are necessary to comply with the TIA) and which, in either case, has been qualified under the
TIA. The Exchange Offer shall comply with all applicable tender offer rules and regulations under the Exchange Act and other applicable laws. The Issuers shall use their reasonable best efforts to (x) prepare and file with the SEC the
Exchange Offer Registration Statement with respect to the Exchange Offer; (y)
keep the Exchange Offer open for at least 20 Business days (or longer if required by applicable law) after the date that notice of the Exchange Offer is mailed to Holders; and (z) consummate the Exchange Offer on or prior to the
270th day following the Issue Date.

          Each Holder (including, without limitation, each Participating
Broker-Dealer) who participates in the Exchange Offer as a condition to participation in the Exchange Offer will be required to represent to the Issuers in writing (which may be contained in the applicable letter of transmittal)
that: (i) any Exchange Securities acquired in exchange for Registrable
Securities tendered are being acquired in the ordinary course of business of the
Person receiving such Exchange Securities, whether or not such recipient is such
Holder itself; (ii) at the time of the commencement or consummation of the
Exchange Offer neither such Holder nor, to the actual knowledge of such Holder, any other Person receiving Exchange Securities from such Holder has an arrangement or understanding with any Person to participate in the distribution
(within the meaning of the Securities Act) of the Exchange Securities in violation of the provisions of the Securities Act; (iii) neither the Holder nor, to the actual knowledge of such Holder, any other Person receiving Exchange
Securities from such Holder is an "affiliate" (as defined in Rule 405) of the
Company or, if it is an affiliate of the Company, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable and will provide information to be included in the Shelf
Registration Statement in accordance with Section 6 hereof in order to have their Securities included in the Shelf Registration Statement and benefit from the provisions regarding Additional Interest in Section 5 hereof; (iv) if such
Holder is not a broker-dealer, neither such Holder nor, to the actual knowledge of such Holder, any other Person receiving Exchange Securities from such Holder is engaging in or intends to engage in a distribution of the Exchange
Securities; and (v) if such Holder is a Participating Broker-Dealer, such Holder has acquired the Registrable Securities for its own account in exchange for
Securities that were acquired as a result of market-making activities or other trading activities and that it will comply with the applicable provisions of the
Securities Act (including, but not limited to, the prospectus delivery requirements thereunder).

          Upon consummation of the Exchange Offer in accordance with this
Section 2, the provisions of this Agreement shall continue to apply, mutatis mutandis, solely with respect to Registrable Securities that are Private
Exchange Notes (and the related Guarantees), Exchange Securities as to which
Section 2(c)(iv) is applicable and Exchange Securities held by the Market-Maker,
Participating Broker-Dealers, and the Company shall have no further obligation to register Registrable Securities (other than Private Exchange Notes (and the related

                                       -7-

Guarantees) and Exchange Securities as to which clause 2(c)(iv) hereof applies)
pursuant to Section 3 hereof.

          No securities other than the Exchange Securities and the Company's 8
3/8% Senior Subordinated Notes due 2014 (and the related guaranties) shall be included in the Exchange Offer Registration Statement.

          (b) The Issuers shall include within the Prospectus contained in the
Exchange Offer Registration Statement a section entitled "Plan of Distribution,"
which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes received by such broker-dealer in the
Exchange Offer (a "Participating Broker-Dealer"), whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies represent the prevailing views of the staff of the SEC.
Such "Plan of Distribution" section shall also expressly permit, to the extent permitted by applicable policies and regulations of the SEC, the use of the
Prospectus by all Participating Broker-Dealers, and include a statement describing the means by which Participating Broker-Dealers may resell the
Exchange Securities in compliance with the Securities Act.

          The Issuers shall use their reasonable best efforts to keep the
Exchange Offer Registration Statement effective and to amend and supplement the
Prospectus contained therein in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the
Securities Act for such period of time as is necessary to comply with applicable law in connection with any resale of the Exchange Securities; provided, however, that such period shall not be required to exceed 90 days or such longer period if extended pursuant to the last paragraph of Section 6 hereof (the "Applicable
Period").

          If, prior to consummation of the Exchange Offer, the Initial
Purchasers hold any Notes acquired by them that have the status of an unsold allotment in the initial distribution, the Issuers, upon the request of the
Initial Purchasers, shall simultaneously with the delivery of the Exchange Notes issue and deliver to the Initial Purchasers, in exchange (the "Private
Exchange") for such Notes held by any such Holder, a like principal amount of notes (the "Private Exchange Notes") of the Company, guaranteed by the
Guarantors, that are identical in all material respects to the Exchange Notes except for the placement of a restrictive legend on such Private Exchange Notes.
The Private Exchange Notes shall be issued pursuant to the same indenture as the
Exchange Notes and bear the same CUSIP number as the Exchange Notes if permitted by the CUSIP Service Bureau.

                                       -8-

          In connection with the Exchange Offer, the Issuers shall:

          (1) mail, or cause to be mailed, to each Holder of record entitled to participate in the Exchange Offer a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

          (2) use their respective reasonable best efforts to keep the Exchange
     Offer open for not less than 20 Business days after the date that notice of the Exchange Offer is mailed to Holders (or longer if required by applicable law);

          (3) utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, The City of New York or in
     Wilmington, Delaware;

          (4) permit Holders to withdraw tendered Notes at any time prior to the close of business, New York time, on the last Business Day on which the
     Exchange Offer remains open; and

          (5) otherwise comply in all material respects with all laws, rules and regulations applicable to the Exchange Offer.

          As soon as practicable after the close of the Exchange Offer and any
Private Exchange, the Issuers shall:

          (1) accept for exchange all Registrable Securities validly tendered and not validly withdrawn pursuant to the Exchange Offer and any Private
     Exchange;

          (2) deliver to the Trustee for cancellation all Registrable Securities so accepted for exchange; and

          (3) cause the Trustee to authenticate and deliver promptly to each
     Holder of Notes, Exchange Notes or Private Exchange Notes, as the case may be, equal in principal amount to the Notes of such Holder so accepted for exchange; provided that, in the case of any Notes held in global form by a depositary, authentication and delivery to such depositary of one or more replacement Notes in global form in an equivalent principal amount thereto for the account of such Holders in accordance with the Indenture shall satisfy such authentication and delivery requirement.

          The Exchange Offer and the Private Exchange shall not be subject to any conditions, other than that (i) the Exchange Offer or Private Exchange, as the case may be, does not violate applicable law or any applicable interpretation of the staff of the SEC; (ii) no action or proceeding shall have been instituted or threatened in any court or by any governmen-

                                       -9-

tal agency which might materially impair the ability of the Issuers to proceed with the Exchange Offer or the Private Exchange, and no material adverse development shall have occurred in any existing action or proceeding with respect to the Issuers; and (iii) all governmental approvals shall have been obtained, which approvals the Issuers deem necessary for the consummation of the
Exchange Offer or Private Exchange.

          The Exchange Securities and the Private Exchange Notes (and related guarantees) shall be issued under (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture and which, in either case, has been qualified under the TIA or is exempt from such qualification and shall provide that the Exchange Securities shall not be subject to the transfer restrictions set forth in the Indenture. The Indenture or such indenture shall provide that the Exchange Notes, the Private Exchange Notes and the Notes shall vote and consent together on all matters as one class and that none of the
Exchange Notes, the Private Exchange Notes or the Notes will have the right to vote or consent as a separate class on any matter.

          (c) If, (i) because of any change in law or in currently prevailing interpretations of the staff of the SEC, the Issuers are not permitted to effect the Exchange Offer, (ii) the Exchange Offer is not consummated within 270 days of the Issue Date, (iii) any holder of Private Exchange Notes so requests in writing to the Company at any time within 30 days after the consummation of the
Exchange Offer, or (iv) in the case of any Holder that participates in the
Exchange Offer, such Holder does not receive Exchange Securities on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of the Company within the meaning of the Securities Act) and so notifies the Company within 30 days after such Holder first becomes aware of such restrictions, in the case of each of clauses (i) to and including (iv) of this sentence, then the Issuers shall promptly deliver to the Holders and the
Trustee written notice thereof (the "Shelf Notice") and shall file a Shelf
Registration pursuant to Section 3 hereof.

     3.   Shelf Registration

          If at any time a Shelf Notice is delivered as contemplated by Section
2(c) hereof, then:

          (a) Shelf Registration. The Issuers shall promptly file with the SEC a
Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities (the "Initial Shelf
Registration"). The Issuers shall use their reasonable best efforts to file with the SEC the Initial Shelf Registration on or prior to the Filing Date. The
Initial Shelf Registration shall be on Form S-1 or another appropriate form permitting registration of such Registrable Securities for resale by Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Issuers shall not permit any securities other than the Registrable Securities and the Guarantees and the Company's 8 3/8%
Senior Subordinated Notes due 2014 and the related

                                      -10-

guarantees to be included in the Initial Shelf Registration or any Subsequent
Shelf Registration (as defined below).

          The Issuers shall use their respective reasonable best efforts to cause the Shelf Registration to be declared effective under the Securities Act on or prior to the Effectiveness Date and to keep the Initial Shelf Registration continuously effective under the Securities Act until the earliest of (i) the date that is two years from the Issue Date (ii) such shorter period ending when all Registrable Securities covered by the Initial Shelf Registration have been sold in the manner set forth and as contemplated in the Initial Shelf
Registration or, if applicable, a Subsequent Shelf Registration or (iii) the date upon which all Registrable Securities become eligible for resale without regard to volume, manner of sale or other restrictions contained in Rule (144(k)
(the "Effectiveness Period"); provided, however, that the Effectiveness Period in respect of the Initial Shelf Registration shall be extended to the extent required to permit dealers to comply with the applicable prospectus delivery requirements of Rule 174 under the Securities Act and as otherwise provided herein. Notwithstanding anything to the contrary in this Agreement, at any time, the Company may delay the filing of any Initial Shelf Registration Statement or delay or suspend the effectiveness thereof, for a reasonable period of time, but not in excess of an aggregate of 60 days in any calendar year (a "Shelf
Suspension Period"), if the Board of Directors of the Company determines reasonably and in good faith that the filing of any such Initial Shelf
Registration Statement or the continuing effectiveness thereof would require the disclosure of non-public material information that, in the reasonable judgment of the Board of Directors of the Company, would be detrimental to the Company if so disclosed or would otherwise materially adversely affect a financing, acquisition, disposition, merger or other material transaction.

          (b) Withdrawal of Stop Orders; Subsequent Shelf Registrations. If the
Initial Shelf Registration or any Subsequent Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the Securities registered thereunder), the Issuers shall use their respective reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall file an additional Shelf Registration Statement pursuant to Rule 415 covering all of the Registrable Securities covered by and not sold under the
Initial Shelf Registration or an earlier Subsequent Shelf Registration (each, a
"Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, the Issuers shall use their respective reasonable best efforts to cause the
Subsequent Shelf Registration to be declared effective under the Securities Act as soon as practicable after such filing and to keep such subsequent Shelf
Registration continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the
Initial Shelf Registration or any Subsequent Shelf Registration was previously continuously effective. As used herein the term "Shelf Registration" means the
Initial Shelf Registration and any Subsequent Shelf Registration.

                                      -11-

          (c) Supplements and Amendments. The Issuers shall promptly supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf
Registration, if required by the Securities Act, or if reasonably requested by the Holders of a majority in aggregate principal amount of the Registrable
Securities (or their counsel) covered by such Registration Statement with respect to the information included therein with respect to one or more of such
Holders, or by any underwriter of such Registrable Securities with respect to the information included therein with respect to such underwriter.

     4.   Market-Making

          (a) For the sole benefit of Goldman, Sachs & Co. (in such capacity, the "Market-Maker") or any of its affiliates (as defined in the rules and regulations of the SEC), so long as (x) any of the Registrable Securities or
Exchange Securities are outstanding and (y) as the Market-Maker or any of its affiliates owns any equity securities of the Issuers or any of their affiliates and proposes to make a market in the Registrable Securities or Exchange
Securities as part of its business in the ordinary course, the following provisions shall apply for the sole benefit of the Market-Maker:

          (i) The Issuers shall file under the Securities Act a registration statement (which may be the Exchange Offer Registration Statement or the
     Shelf Registration Statement if permitted by the rules and regulations of the SEC), in a form approved by the Market-Maker (such filing, the
     "Market-Making Registration," and such registration statement, the
     "Market-Making Registration Statement"). The Issuers agree to use their reasonable best efforts to cause the Market-Making Registration Statement to be declared effective on or prior to (i) the date the Exchange Offer is completed pursuant to Section 2(a) above or (ii) the date the Registration becomes or is declared effective pursuant to Section 3 above, and to keep such Market-Making Registration Statement continuously effective for so long as the Market-Maker may be required to deliver a prospectus in connection with transactions in the Securities or the Exchange Securities, as the case may be. In the event that the Market-Maker holds Securities at the time an Exchange Offer is to be conducted under Section 2(a) above, the
     Issuers agree that the Market-Making Registration shall provide for the resale by the Market-Maker of such Securities and shall be kept continuously effective for so long as the Market-Maker may be required to deliver a prospectus in connection with the sale of such Securities. The
     Issuers further agree to supplement or make amendments to the Market-Making
     Registration Statement, as and when required by the rules, regulations or instructions applicable to the registration form used by the Company for such Market-Making Registration Statement, and the Company agrees to furnish to the Market-Maker copies of any such supplement or amendment prior to its being used or promptly following its filing with the SEC.

                                      -12-

          (ii) Notwithstanding the foregoing, the Company may suspend the offering and sale under the Market-Making Registration Statement for a period or periods the Board of Directors of the Company reasonably determines to be advisable for valid business reasons, but in any event not to exceed 120 days in each year during which the Market-Making Registration
     Statement is required to be effective and usable hereunder (measured from the Effective Time of the Market-Making Registration Statement to
     successive anniversaries thereof) if (A) (i) the Board of Directors of the
     Company determines in good faith that such action is in the best interests of the Company or (ii) the Market Making Registration Statement, prospectus or amendment or supplement thereto contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) the Company notifies the Market-Maker within five days after such Board of Directors makes the relevant determination set forth in clause (A).

          (iii) The Company shall notify the Market-Maker (A) when any post-effective amendment to the Market-Making Registration Statement or any amendment or supplement to the related prospectus has been filed, and, with respect to any post-effective amendment, when the same has become effective; (B) of any request by the SEC for any post-effective amendment to the Market-Making Registration Statement, any supplement or amendment to the related prospectus or for additional information; (C) the issuance by the SEC of any stop order suspending the effectiveness of the Market-Making
     Registration Statement or the initiation of any proceedings for that purpose; (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities or
     Exchange Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for such purpose; and (E) of the happening of any event that makes any statement made in the Market-Making
     Registration Statement, the related prospectus or any amendment or supplement thereto untrue or that requires the making of any changes in the
     Market-Making Registration Statement, such prospectus or any amendment or supplement thereto, in order to make the statements therein not misleading.

          (iv) If any event contemplated by Section 4(a)(iii)(B) through (E)
     occurs during the period for which the Issuers are required to maintain an effective Market-Making Registration Statement, the Issuers shall promptly prepare and file with the SEC a post-effective amendment to the
     Market-Making Registration Statement or a supplement to the related prospectus or file any other required document so that the prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                      -13-

          (v) In the event of the issuance of any stop order suspending the effectiveness of the Market-Making Registration Statement or of any order suspending the qualification of the Registrable Securities or Exchange
     Securities for sale in any jurisdiction, the Issuers shall use promptly their reasonable best efforts to obtain its withdrawal.

          (vi) The Company shall furnish to the Market-Maker, without charge,
     (i) at least one conformed copy of the Market-Making Registration Statement and any post-effective amendment thereto; and (ii) as many copies of the related prospectus and any amendment or supplement thereto as the
     Market-Maker may reasonably request.

          (vii) The Issuers shall consent to the use of the prospectus contained in the Market-Making Registration Statement or any amendment or supplement thereto by the Market-Maker in connection with its market-making activities.

          (viii) Notwithstanding the foregoing provisions of this Section 4, the
     Issuers may for valid business reasons, including without limitation, a potential acquisition, divestiture of assets or other material corporate transaction, issue a notice that the Market-Making Registration Statement is no longer effective or the prospectus included therein is no longer usable for offers and sales of Registrable Securities or Exchange
     Securities and may issue any notice suspending use of the Market-Making
     Registration Statement required under applicable securities laws to be issued for so long as valid business reasons exist and the Company shall not be obligated to amend or supplement the Market-Making Registration
     Statement or the prospectus included therein until it reasonably deems appropriate. The Market-Maker agrees that upon receipt of any notice from the Company pursuant to this Section 4(a)(viii), it will discontinue use of the Market-Making Registration Statement until receipt of copies of the supplemented or amended prospectus relating thereto until advised in writing by the Company that the use of the Market-Making Registration
     Statement may be resumed.

          (b) In connection with the Market-Making Registration, the Company shall (i) make reasonably available for inspection by a representative of, and counsel acting for, the Market-Maker all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries and (ii) use its reasonable best efforts to have its officers, directors, employees, accountants and counsel supply all relevant information reasonably requested by such representative or counsel or the Market-Maker.

          (c) Prior to the effective date of the Market-Making Registration
Statement, the Issuers will use their reasonable best efforts to register or qualify such Registrable Securities or Exchange Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the Market-Maker reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the
Registrable Securities or Exchange Securities covered by the Market-Making
Registration

                                      -14-

Statement; provided that the Issuers will not be required to qualify generally to do business in any jurisdiction where they are not then so qualified or to take any action which would subject them to general service of process or to taxation in any such jurisdiction where they are not then so subject.

          (d) The Company represents that the Market-Making Registration
Statement, any post-effective amendments thereto, any amendments or supplements to the related prospectus and any documents filed by them under the Exchange Act will, when they become effective or are filed with the SEC, as the case may be, conform in all respects to the requirements of the Securities Act and the
Exchange Act and the rules and regulations of the SEC thereunder and will not, as of the effective date of such Market-Making Registration Statement or post-effective amendments and as of the filing date of amendments or supplements to such prospectus or filings under the Exchange Act, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Market-Making Registration Statement or the related prospectus in reliance upon and in conformity with written information furnished to the
Company by the Market-Maker specifically for inclusion therein, which information the parties hereto agree will be limited to the statements concerning the Market-Making activities of the Market-Maker to be set forth on the cover page and in the "Plan of Distribution" section of the prospectus (the
"Market-Maker's Information").

          (e) At the time of effectiveness of the Market-Making Registration
Statement (unless it is the same as the time of effectiveness of the Exchange
Offer Registration Statement) and concurrently with each time the Market-Making
Registration Statement or the related prospectus shall be amended or such prospectus shall be supplemented, the Company shall (if requested in writing by the Market-Maker) furnish the Market-Maker and its counsel with a certificate of an appropriate Officer to the effect that:

          (i) the Market-Making Registration Statement has been declared effective;

          (ii) in the case of an amendment or supplement, such amendment has become effective under the Securities Act as of the date and time specified in such certificate, if applicable; if required, such amendment or supplement to the prospectus was filed with the SEC pursuant to the subparagraph of Rule 424(b) under the Securities Act specified in such certificate on the date specified therein; and

          (iii) as of the date of the Market-Making Registration Statement, amendment or supplement, as applicable, the Market-Making Registration
     Statement and the prospectus, as amended or supplemented, if applicable, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                                      -15-

          (f) The Issuers, on the one hand, and the Market-Maker, on the other hand, hereby agree to indemnify each other, and, if applicable, contribute to the other, in accordance with Section 7 of this Agreement.

          (g) The Company will comply with the provisions of this Section 4 at its own expense and will reimburse the Market-Maker for its expenses associated with this Section 4 (including reasonable fees of counsel).

          (h) The agreements contained in this Section 4 and the
representations, warranties and agreements contained in this Agreement shall survive all offers and sales of the Registrable Securities or Exchange
Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

          (i) For purposes of this Section 4, any reference to the terms
"amend," "amendment" or "supplement" with respect to the Market-Making
Registration Statement or the prospectus contained therein shall be deemed to refer to and include the filing under the Exchange Act of any document deemed to be incorporated therein by reference.

     5.   Additional Interest

          (a) The Issuers and the Initial Purchasers agree that the Holders will suffer damages if the Issuers fail to fulfill their obligations under Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Issuers agree to pay, jointly and severally, as liquidated damages, additional interest on the Notes ("Additional
Interest") if (A) the Issuers have neither (i) exchanged Exchange Securities for all Securities validly tendered in accordance with the terms of the Exchange
Offer nor (ii) had a Shelf Registration Statement declared effective, in either case on or prior to the 270th day after the Issue Date, (B) notwithstanding clause (A), the Issuers are required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective on or prior to the
270th day after the date such Shelf Registration Statement filing was requested or required or (C) if applicable, a Shelf Registration has been declared effective and such Shelf Registration ceases to be effective at any time during the Effectiveness Period (other than because of the sale of all of the
Securities registered thereunder)(each such event referred to in clauses (A),
(B) and (C), a "Registration Default"), then Additional Interest shall accrue on the principal amount of the Notes at a rate of 0.25% per annum (which rate will be increased by an additional 0.25% per annum for each subsequent 90 day period that such Additional Interest continues to accrue, provided that the rate at which such Additional Interest accrues may in no event exceed 1.00% per annum)
(such Additional Interest to be calculated by the Company) commencing on the (x)
271st day after the Issue Date, in the case of (A) above, (y) the 271st day after the date such Shelf Registration Statement filed was requested or required in the case of (B) above or (z) the day such Shelf Registration ceases to be effective in the case of (C) above; provided, however, that upon the exchange of the Exchange Se-

                                      -16-

curities for all Securities tendered (in the case of clause (A) of this Section
5), upon the effectiveness of the applicable Shelf Registration Statement (in the case of (B) of this Section 5, or upon the effectiveness of the applicable
Shelf Registration Statement which had ceased to remain effective (in the case of (C) of this Section 5), Additional Interest on the Notes in respect of which such events relate as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue. Notwithstanding any other provision of this Section 5, the Issuer shall not be obligated to pay Additional
Interest provided in Sections 5(a)(B) during a Shelf Suspension Period permitted by Section 3(a) hereof.

          (b) The Issuers shall notify the Trustee within one business day after each and every date on which an event occurs in respect of which Additional
Interest is required to be paid (an "Event Date"). Any amounts of Additional
Interest due pursuant to (a)(i) of this Section 5 will be payable in cash semiannually on each June 15 and December 15 (to the holders of record on the
June 1 and December 1 immediately preceding such dates), commencing with the first such date occurring after any such Additional Interest commences to accrue. The amount of Additional Interest will be determined by the Issuers by multiplying the applicable Additional Interest rate by the principal amount of the Registrable Securities, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360 day year comprised of twelve 30 day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

     6.   Registration Procedures

          In connection with the filing of any Registration Statement pursuant to Section 2 or 3 hereof, the Issuers shall effect such registrations to permit the sale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Company hereunder each of the
Issuers shall:

          (a) Prepare and file with the SEC (prior to the applicable Filing Date in the case of a Shelf Registration), a Registration Statement or Registration
Statements as prescribed by Section 2 or 3 hereof, and use their respective reasonable best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that if
(1) such filing is pursuant to Section 3 hereof or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating
Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period relating thereto from whom the Company has received prior written notice that it will be a Participating Broker-Dealer in the Exchange Offer, before filing any
Registration Statement or Prospectus or any amendments or supplements thereto, the Issuers shall furnish to and afford counsel for the Holders of the
Registrable Securities covered by such Registration Statement (with respect to a
Registration Statement filed pursuant to Section 3 hereof) or counsel for such
Participating Broker-Dealer

                                      -17-

(with respect to any such Registration Statement), as the case may be, and counsel to the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed
(in each case at least three business days prior to such filing). The Issuers shall not file any Registration Statement or Prospectus or any amendments or supplements thereto if the Holders of a majority in aggregate principal amount of the Registrable Securities covered by such Registration Statement, their counsel, or the managing underwriters, if any, shall reasonably object.

          (b) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration Statement or Exchange Offer Registration
Statement, as the case may be, as may be necessary to keep such Registration
Statement continuously effective for the Effectiveness Period, the Applicable
Period or until consummation of the Exchange Offer, as the case may be; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424; and
comply with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all securities covered by such
Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by an
Participating Broker-Dealer covered by any such Prospectus in all material respects. The Company shall be deemed not to have used its reasonable best efforts to keep a Registration Statement effective if such Issuer voluntarily takes any action that is reasonably expected to result in selling Holders of the
Registrable Securities covered thereby or Participating Broker-Dealers seeking to sell Exchange Securities not being able to sell such Registrable Securities or such Exchange Securities during that period unless such action is required by applicable law or permitted by this Agreement.

          (c) If (1) a Shelf Registration is filed pursuant to Section 3 hereof or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities
Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period relating thereto from whom the Company has received written notice that it will be a Participating Broker-Dealer in the Exchange
Offer, notify the selling Holders of Registrable Securities (with respect to a
Registration Statement filed pursuant to Section 3 hereof), or each such
Participating Broker-Dealer (with respect to any such Registration Statement), as the case may be, their counsel and the managing underwriters, if any, promptly (but in any event within three Business Days), and confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the
Securities Act (including in such notice a written statement that any Holder may, upon request, obtain, at the sole expense of the Company, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the

                                      -18-

SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Securities or resales of Exchange Securities by
Participating Broker-Dealers the representations and warranties of the Issuers contained in any agreement (including any underwriting agreement) contemplated by Section 6(n) hereof cease to be true and correct, (iv) of the receipt by any
Issuer of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the
Registrable Securities or the Exchange Securities to be sold by any
Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event, the existence of any condition or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement,
Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) of the Issuers' determination that a post-effective amendment to a
Registration Statement would be appropriate.

          (d) Use their respective reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable
Securities or the Exchange Securities to be sold by any Participating
Broker-Dealer, for sale in any jurisdiction.

          (e) If a Shelf Registration is filed pursuant to Section 3 and if requested during the Effectiveness Period by the managing underwriter or underwriters (if any) or the Holders of a majority in aggregate principal amount of the Registrable Securities being sold in connection with an underwritten offering, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters (if any), such Holders or counsel for either of them reasonably request to be included therein, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment, and (iii) supplement or make amendments to such
Registration Statement.

          (f) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2

                                      -19-

hereof is required to be delivered under the Securities Act by any Participating
Broker-Dealer who seeks to sell Exchange Securities during the Applicable
Period, furnish to each selling Holder of Registrable Securities (with respect to a Registration Statement filed pursuant to Section 3 hereof) and to each such
Participating Broker-Dealer who so requests (with respect to any such
Registration Statement) and to their respective counsel and each managing underwriter, if any, at the sole expense of the Company, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

          (g) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities
Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, deliver to each selling Holder of Registrable
Securities (with respect to a Registration Statement filed pursuant to Section 3 hereof), or each such Participating Broker-Dealer (with respect to any such
Registration Statement), as the case may be, their respective counsel, and the underwriters, if any, at the sole expense of the Company, as many copies of the
Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this Section 6, the Issuers hereby consent to the use of such
Prospectus and each amendment or supplement thereto by each of the selling
Holders of Registrable Securities or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers, if any, in connection with the offering and sale of the Registrable Securities covered by, or the sale by Participating Broker-Dealers of the Exchange Securities pursuant to, such Prospectus and any amendment or supplement thereto.

          (h) Prior to any public offering of Registrable Securities or any delivery of a Prospectus contained in the Exchange Offer Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, use their respective reasonable best efforts to register or qualify, and to cooperate with the selling Holders of Registrable Securities or each such Participating Broker-Dealer, as the case may be, the managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer, or the managing underwriter or underwriters reasonably request in writing; provided, however, that where
Exchange Securities held by Participating Broker-Dealers or Registrable
Securities are offered other than through an underwritten offering, the Issuers agree to cause their counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section
6(h), keep each such registration or qualification (or exemption therefrom)
effective during the period such Registration Statement is required to

                                      -20-

be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Exchange Securities held by Participating Broker-Dealers or the Registrable Securities covered by the applicable Registration Statement; provided, however, that no Issuer shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or
(C) subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

          (i) If a Shelf Registration is filed pursuant to Section 3 hereof, cooperate with the selling Holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such
Registrable Securities to be in such denominations (subject to applicable requirements contained in the Indenture) and registered in such names as the managing underwriter or underwriters, if any, or Holders may request.

          (j) Use their respective reasonable best efforts to cause the
Registrable Securities covered by the Registration Statement to be registered with or approved by such other U.S. governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable
Securities, except as may be required solely as a consequence of the nature of such selling Holder's business, in which case the Issuers will cooperate in all respects with the filing of such Registration Statement and the granting of such approvals.

          (k) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities
Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, upon the occurrence of any event contemplated by paragraph 6(c)(v) or 6(c)(vi) hereof, as promptly as practicable prepare and
(subject to Section 6(a) hereof) file with the SEC, at the sole expense of the
Company, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder
(with respect to a Registration Statement filed pursuant to Section 3 hereof) or to the purchasers of the Exchange Securities to whom such Prospectus will be delivered by a Participating Broker-Dealer (with respect to any such
Registration Statement), any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                      -21-

          (l) Prior to the effective date of the first Registration Statement relating to the Registrable Securities, (i) provide the Trustee with certificates for the Registrable Securities in a form eligible for deposit with
The Depository Trust Company and (ii) provide a CUSIP number for the Registrable
Securities.

          (m) In connection with any underwritten offering of Registrable
Securities pursuant to a Shelf Registration, enter into an underwriting agreement as is customary in underwritten offerings of debt securities similar to the Securities (including, without limitation, a customary condition to the obligations of the underwriters that the underwriters shall have received "cold comfort" letters and updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Issuers (and, if necessary, any other independent certified public accountants of the Issuers, or of any business acquired by the Issuers, for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration
Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings of debt securities similar to the Securities), and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Securities and, in such connection, (i) make such representations and warranties to, and covenants with, the underwriters with respect to the business of the Issuers
(including any acquired business, properties or entity, if applicable), and the
Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings of debt securities similar to the Securities, and confirm the same in writing if and when requested; (ii)
obtain the written opinions of counsel to the Issuers, and written updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the underwriters covering the matters customarily covered in opinions reasonably requested in underwritten offerings;
and (iii) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the sellers and underwriters, if any, than those set forth in Section 8 hereof (or such other provisions and procedures reasonably acceptable to Holders of a majority in aggregate principal amount of Registrable Securities covered by such
Registration Statement and the managing underwriter or underwriters or agents, if any). The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

          (n) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities
Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, make available for inspection by any Initial
Purchaser, any selling Holder of such Registrable Securities being sold (with respect to a Registration Statement filed pursuant to Section 3 hereof), or each such Par-

                                      -22-

ticipating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such
Participating Broker-Dealer (with respect to any such Registration Statement), as the case may be, or underwriter (any such Initial Purchasers, Holders,
Participating Broker-Dealers, underwriters, attorneys, accountants or agents, collectively, the "Inspectors"), upon written request, at the offices where normally kept, during reasonable business hours, all pertinent financial and other records, pertinent corporate documents and instruments of the Company and subsidiaries of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and any of its subsidiaries to supply all information ("Information") reasonably requested by any such Inspector in connection with such due diligence responsibilities. Each Inspector shall agree in writing that it will keep the
Records and Information confidential, to use the Information only for due diligence purposes, to abstain from using the Information as the basis for any market transactions in Securities of the Issuers and that it will not disclose any of the Records or Information that the Company determines, in good faith, to be confidential and notifies the Inspectors in writing are confidential unless
(i) the disclosure of such Records or Information is necessary to avoid or correct a misstatement or omission in such Registration Statement or Prospectus,
(ii) the release of such Records or Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) disclosure of such Records or Information is necessary or advisable, in the opinion of counsel for any Inspector, in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such
Inspector and arising out of, based upon, relating to, or involving this
Agreement or the Purchase Agreement, or any transactions contemplated hereby or thereby or arising hereunder or thereunder, or (iv) the information in such
Records or Information has been made generally available to the public other than by an Inspector or an "affiliate" (as defined in Rule 405) thereof;
provided, however, that prior notice shall be provided as soon as practicable to the Company of the potential disclosure of any information by such Inspector pursuant to clauses (i) or (ii) of this sentence to permit the Company to obtain a protective order (or waive the provisions of this paragraph (o)) and that such
Inspector shall take such actions as are reasonably necessary to protect the confidentiality of such information (if practicable) to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of the Holder or any Inspector.

          (o) Provide an indenture trustee for the Registrable Securities or the
Exchange Securities, as the case may be, and cause the Indenture or the trust indenture provided for in Section 2(a) hereof, as the case may be, to be qualified under the TIA not later than the effective date of the first
Registration Statement relating to the Registrable Securities; and in connection therewith, cooperate with the trustee under any such indenture and the Holders of the Registrable Securities, to effect such changes (if any) to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its commercially reasonable best efforts to cause such trustee to execute, all docu-

                                      -23-

ments as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

          (p) Comply in all material respects with all applicable rules and regulations of the SEC and make generally available to its securityholders with regard to any applicable Registration Statement, a consolidated earning statement satisfying the provisions of Section 11(a) of the Securities Act and
Rule 158 thereunder (or any similar rule promulgated under the Securities Act)
no later than 45 days after the end of any fiscal quarter (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii)
if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company, after the effective date of a
Registration Statement, which statements shall cover said 12-month periods;
provided that this requirement shall be deemed satisfied by the Company complying with Section 4.02 of the Indenture.

          (q) Upon consummation of the Exchange Offer or a Private Exchange, obtain an opinion of counsel to the Issuers, in a form customary for underwritten transactions, addressed to the Trustee for the benefit of all
Holders of Registrable Securities participating in the Exchange Offer or the
Private Exchange, as the case may be, that the Exchange Securities or Private
Exchange Notes (and the related Guarantees), as the case may be, the related guarantee and the related indenture constitute legal, valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their respective terms, subject to customary exceptions and qualifications. If the Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Registrable Securities by Holders to the Company (or to such other Person as directed by the Company), in exchange for the Exchange Securities or the Private
Exchange Notes (and the related Guarantees), as the case may be, the Issuers shall mark, or cause to be marked, on such Registrable Securities that such
Registrable Securities are being cancelled in exchange for the Exchange
Securities or the Private Exchange Notes (and the related Guarantees), as the case may be; in no event shall such Registrable Securities be marked as paid or otherwise satisfied.

          (r) Use reasonable efforts to cooperate with each seller of
Registrable Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable
Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the
"NASD").

          (s) Use their respective reasonable best efforts to take all other steps reasonably necessary to effect the registration of the Exchange Securities and/or Registrable Securities covered by a Registration Statement contemplated hereby.

                                      -24-

          The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such seller and the distribution of such Registrable
Securities as the Company may, from time to time, reasonably request. The
Company may exclude from such registration the Registrable Securities of any seller so long as such seller fails to furnish such information within a reasonable time after receiving such request. Each seller as to which any Shelf
Registration is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such seller not materially misleading.

          If any such Registration Statement refers to any Holder by name or otherwise as the holder of any securities of any Issuer, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Issuers, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such
Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

          Each Holder of Registrable Securities and each Participating
Broker-Dealer agrees by its acquisition of such Registrable Securities or
Exchange Securities to be sold by such Participating Broker-Dealer, as the case may be, that, upon actual receipt of any notice from the Company of the happening of any event of the kind described in Section 6(c)(ii), 6(c)(iv),
6(c)(v), or 6(c)(vi) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or
Prospectus or Exchange Securities to be sold by such Holder or Participating
Broker-Dealer, as the case may be, until such Holder's or Participating
Broker-Dealer's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(k) hereof, or until it is advised in writing (the
"Advice") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto. In the event that the Issuers shall give any such notice, each of the Applicable
Period and the Effectiveness Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement or Exchange Securities to be sold by such
Participating Broker-Dealer, as the case may be, shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 6(k)
hereof or (y) the Advice.

                                      -25-

     7.   Registration Expenses

          All fees and expenses incident to the performance of or compliance with this Agreement by the Issuers of their obligations under Sections 2, 3, 4,
6 and 9 shall be borne by the Company, whether or not the Exchange Offer
Registration Statement or any Shelf Registration Statement is filed or becomes effective or the Exchange Offer is consummated, including, without limitation,
(i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel in connection with Blue Sky qualifications of the
Registrable Securities or Exchange Securities and determination of the eligibility of the Registrable Securities or Exchange Securities for investment under the laws of such jurisdictions in the United States (x) where the holders of Registrable Securities are located, in the case of the Exchange Securities, or (y) as provided in Section 6(h) hereof, in the case of Registrable Securities or Exchange Securities to be sold by a Participating Broker-Dealer during the
Applicable Period)), (ii) printing expenses, including, without limitation, printing prospectuses if the printing of prospectuses is requested by the managing underwriter or underwriters, if any, by the Holders of a majority in aggregate principal amount of the Registrable Securities included in any
Registration Statement or in respect of Registrable Securities or Exchange
Securities to be sold by any Participating Broker-Dealer during the Applicable
Period, as the case may be, (iii) fees and expenses of the Trustee, any exchange agent and their counsel, (iv) fees and disbursements of counsel for the Issuers and, in the case of a Shelf Registration, reasonable fees and disbursements of one special counsel for all of the sellers of Registrable Securities selected by the Holder of a majority in aggregate principal amount of Registrable Securities covered by such Shelf Registration (exclusive of any counsel retained pursuant to Section 8 hereof), (v) fees and disbursements of all independent certified public accountants referred to in Section 6(n)(iii) hereof (including, without limitation, the expenses of any "cold comfort" letters required by or incident to such performance), (vi) rating agency fees, if any, and any fees associated with making the Registrable Securities or Exchange Securities eligible for trading through The Depository Trust Company, (vii) Securities Act liability insurance, if the Issuers desire such insurance, (viii) fees and expenses of all other Persons retained by the Issuers, (ix) internal expenses of the Issuers
(including, without limitation, all salaries and expenses of officers and employees of the Issuers performing legal or accounting duties), (x) the expense of any annual audit, (xi) any fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, and the obtaining of a rating of the securities, in each case, if applicable and (xii)
the expenses relating to printing, word processing and distributing all
Registration Statements, underwriting agreements, indentures and any other documents necessary in order to comply with this Agreement.

                                      -26-

     8.   Indemnification and Contribution.

          (a) Each of the Issuers agree jointly and severally, to indemnify and hold harmless each Holder of Registrable Securities, the Market-Maker and each
Participating Broker-Dealer selling Exchange Securities during the Applicable
Period, and each Person, if any, who controls such Person or its affiliates within the meaning of Section 15 of the Act or Section 20 of the Exchange Act
(each, a "Participant") against any losses, claims, damages or liabilities to which any Participant may become subject under the Securities Act, the Exchange
Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

          (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement (or any amendment thereto),
     Market-Making Registration Statement (or any amendment thereto) or
     Prospectus (as amended or supplemented if any of the Issuers shall have furnished any amendments or supplements thereto) or any preliminary prospectus;

          (ii) the omission or alleged omission to state, in any Registration
     Statement (or any amendment thereto), Market-Making Registration Statement
     (or any amendment thereto) or Prospectus (as amended or supplemented if any of the Issuers shall have furnished any amendments or supplements thereto)
     or any preliminary prospectus or any other document or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading; or

          (iii) in the case of the Market-Maker, any breach by the Issuers of their representations, warranties and agreements contained in Section 4 hereof, except insofar as such losses, claims, damages or liabilities are arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser, the Market-Maker or any
     Holder furnished to the Company in writing through the Initial Purchasers, the Market-Maker or any selling Holder expressly for use therein;

and will reimburse, as incurred, the Participant for any reasonable legal or other expenses incurred by the Participant in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, none of the
Issuers will be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any
Registration Statement (or any amendment thereto), Market-Making Registration
Statement (or any amendment thereto) or Prospectus (as amended or supplemented if any of the Issuers shall have furnished any amendments or supplements thereto) or any preliminary prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information relating to

                                      -27-

any Participant furnished to the Issuers by such Participant specifically for use therein. The indemnity provided for in this Section 8 will be in addition to any liability that the Issuers may otherwise have to the indemnified parties.
The Issuers shall not be liable under this Section 8 for any settlement of any claim or action effected without their prior written consent, which shall not be unreasonably withheld.

          (b) Each Participant, severally and not jointly, agrees to indemnify and hold harmless the Issuers, their respective directors (or equivalent), their officers and each person, if any, who controls the Issuers within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Issuers or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration
Statement, Market-Making Registration Statement or Prospectus, any amendment or supplement thereto, or any preliminary prospectus, or (ii) the omission or the alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Participant, furnished to the Issuers by or on behalf of the Participant, specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any reasonable legal or other expenses incurred by the Issuers or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. The indemnity provided for in this Section 8 will be in addition to any liability that the
Participants may otherwise have to the indemnified parties. The Participants shall not be liable under this Section 8 for any settlement of any claim or action effected without their consent, which shall not be unreasonably withheld.
The Issuers shall not, without the prior written consent of such Participant, effect any settlement or compromise of any pending or threatened proceeding in respect of which such Participant is or could have been a party, or indemnity could have been sought hereunder by such Participant, unless such settlement (A)
includes an unconditional written release of such Participant, in form and substance reasonably satisfactory to such Participant, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of such Participant.

          (c) Promptly after receipt by an indemnified party under this Section
8 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 8, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the ex-

                                      -28-

tent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party;
provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by Participants who sold a majority in interest of the Registrable Securities and Exchange Securities sold by all such
Participants in the case of paragraph (a) of this Section 8 or the Issuers in the case of paragraph (b) of this Section 8, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 8, in which case the indemnified party may effect such a settlement without such consent.

                                      -29-

          (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Issuers on the one hand and such Participant on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) of the Securities received by the
Issuers bear to the total discounts and commissions received by such Participant in connection with the sale of the Securities. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers on the one hand, or the Participants on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The parties agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Participant shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Participant in connection with the sale of the Securities, less the aggregate amount of any damages that such Participant has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act)
shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls a Participant within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Participants, and each director of the Issuers, each officer of the Issuers and each person, if any, who controls the Issuers within the meaning of Section
15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Issuers.

                                      -30-

     9.   Rules 144 and 144A

          The Issuers covenant and agree that they will use reasonable best efforts to file the reports required to be filed by them under the Securities
Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner in accordance with the requirements of the
Securities Act and the Exchange Act and, if at any time the Company or any
Guarantor is not required to file such reports, the Company or such Guarantor, as the case may be, will, upon the request of any Holder or beneficial owner of
Registrable Securities, make available such information necessary to permit sales pursuant to Rule 144A. The Issuers further covenant and agree, for so long as any Registrable Securities remain outstanding that they will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell
Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144(k) under the Securities Act and Rule 144A unless the Issuers are then subject to Section 13 or 15(d) of the
Exchange Act and reports filed thereunder satisfy the information requirements of Rule 144A then in effect.

     10.  Underwritten Registrations

          The Issuers shall not be required to assist in an underwritten offering unless requested by the Holders of a majority in aggregate principal amount of the Registrable Securities. If any of the Registrable Securities
covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Securities included in such offering and shall be reasonably acceptable to the Company.

          No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such
Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

     11.  Miscellaneous

          (a) No Inconsistent Agreements. None of the Issuers has, as of the
date hereof, and none of the Issuers shall, after the date of this Agreement, enter into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Issuers' other issued and outstanding securities under any such agreements. None of the Issuers will enter into any agree-

                                      -31-

ment (other than the Registration Rights Agreement dated as of the date hereof in respect of the Company's 8 3/8% Senior Subordinated Notes due 2014) with respect to any of their securities which will grant to any Person piggy-back registration rights with respect to any Registration Statement.

          (b) Adjustments Affecting Registrable Securities. The Issuers shall not, directly or indirectly, take any action with respect to the Registrable
Securities as a class that would adversely affect the ability of the Holders of
Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

          (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of (I) the Issuers, and (II) (A) the Holders of not less than a majority in aggregate principal amount of the then outstanding Registrable Securities and
(B) in circumstances that would adversely affect the Participating
Broker-Dealers, the Participating Broker-Dealers holding not less than a majority in aggregate principal amount of the Exchange Notes held by all
Participating Broker-Dealers (and, with respect to the provisions of Section 4 hereof, the written consent of the Market-Maker); provided, however, that
Section 8 and this Section 11(c) may not be amended, modified or supplemented without the prior written consent of each Holder and each Participating
Broker-Dealer (including any person who was a Holder or Participating
Broker-Dealer of Registrable Securities or Exchange Securities, as the case may be, disposed of pursuant to any Registration Statement) affected by any such amendment, modification or supplement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other
Holders of Registrable Securities may be given by Holders of at least a majority in aggregate principal amount of the Registrable Securities being sold pursuant to such Registration Statement.

          (d) Notices. All notices and other communications (including, without limitation, any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or facsimile:

          (i) if to a Holder of the Registrable Securities, any Participating
     Broker-Dealer or the Market-Maker, at the most current address of such
     Holder, Participating Broker-Dealer or the Market-Maker, as the case may be, set forth on the records of the registrar under the Indenture, with a copy in like manner to the Initial Purchasers as follows:

                                      -32-

              Deutsche Bank Securities Inc.
              60 Wall Street
              New York, New York 10005
              Facsimile No.: (646) 324-7554
              Attention: Corporate Finance Department

              with a copy to:

              Cahill Gordon & Reindel LLP
              80 Pine Street
              New York, New York 10005
              Facsimile No.: (212) 269-5420
              Attention: Luis R. Penalver, Esq.

          (ii) if to the Initial Purchasers, at the address specified in Section
     10(d)(i);

          (iii) if to the Issuers, at the address as follows:

              Cooper Standard Automotive Inc.
              39550 Orchard Hill Place Drive
              Novi, MI 48375
              Facsimile No.:
              Attention:

              with a copy to:

              Simpson Thacher & Bartlett LLP
              425 Lexington Ave.
              New York, NY 10017
              Facsimile No.: (212) 455-2502
              Attention: Vincent Pagano, Esq.

          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier; and upon written confirmation, if sent by facsimile.

          Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address and in the manner specified in such Indenture.

                                      -33-

          (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, the Holders and the Participating Broker-Dealers; provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase
Agreement or the Indenture.

          (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS
MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES
HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW
YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

          (i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          (j) Notes Held by the Issuers or Their Affiliates. Whenever the
consent or approval of Holders of a specified percentage of Registrable
Securities is required hereunder, Registrable Securities held by the Issuers or their affiliates (as such term is defined in Rule 405 under the Securities Act)
shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

          (k) Third-Party Beneficiaries. Holders of Registrable Securities and
Participating Broker-Dealers are intended third-party beneficiaries of this
Agreement, and this Agreement may be enforced by such Persons.

                                      -34-

          (l) Entire Agreement. This Agreement, together with the Purchase
Agreement and the Indenture, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Holders on the one hand and the Issuers on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                        COOPER-STANDARD AUTOMOTIVE INC.

                                        By: /s/ Allen J. Campbell
                                            ------------------------------------
                                            Name: Allen J. Campbell
                                            Title: Vice President

                                        CSA ACQUISITION CORP.

                                        By: /s/ Allen J. Campbell
                                            ------------------------------------
                                            Name: Allen J. Campbell
                                            Title: Vice President

                                        COOPER STANDARD AUTOMOTIVE FLUID
                                        SYSTEMS MEXICO HOLDING LLC

                                        By: /s/ Allen J. Campbell
                                            ------------------------------------
                                            Name: Allen J. Campbell
                                            Title: Vice President

                                        COOPER STANDARD AUTOMOTIVE OH, LLC

                                        By: /s/ Allen J. Campbell
                                            ------------------------------------
                                            Name: Allen J. Campbell
                                            Title: President

                                        COOPER STANDARD AUTOMOTIVE NC L.L.C.

                                        By: /s/ Allen J. Campbell
                                            ------------------------------------
                                            Name: Allen J. Campbell
                                            Title: President

                                        CSA SERVICES INC.

                                        By: /s/ Allen J. Campbell
                                            ------------------------------------
                                            Name: Allen J. Campbell
                                            Title: President

                                        NISCO HOLDING COMPANY

                                        By: /s/ Allen J. Campbell
                                            ------------------------------------
                                            Name: Allen J. Campbell
                                            Title: Vice President

                                        NORTH AMERICAN RUBBER, INCORPORATED

                                        By: /s/ Allen J. Campbell
                                            ------------------------------------
                                            Name: Allen J. Campbell
                                            Title: Vice President

                                        STANTECH, INC.

                                        By: /s/ Allen J. Campbell
                                            ------------------------------------
                                            Name: Allen J. Campbell
                                            Title: Vice President

                                        STERLING INVESTMENTS COMPANY

                                        By: /s/ Allen J. Campbell
                                            ------------------------------------
                                            Name: Allen J. Campbell
                                            Title: President

                                        WESTBORN SERVICE CENTER, INC.

                                        By: /s/ Allen J. Campbell
                                            ------------------------------------
                                            Name: Allen J. Campbell
                                            Title: Vice President

The foregoing Agreement is hereby
confirmed and accepted as of the date
first above written.

DEUTSCHE BANK SECURITIES INC.
LEHMAN BROTHERS INC.
GOLDMAN, SACHS & CO.
UBS SECURITIES LLC
BNP PARIBAS SECURITIES CORP.
SCOTIA CAPITAL (USA) INC.

By: Deutsche Bank Securities Inc.,
    as Representative of the several
    Initial Purchasers

By: /s/ William Frauen
    ------------------------------------
    Name: William Frauen
    Title: Managing Director

By: /s/ Mark Fedorcik
    ------------------------------------
    Name: Mark Fedorcik
    Title: Managing Director